Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter ended March 31, 2018 and 2017.

Quarter Ended March 31, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Reconciliation of income from continuing operations to Adjusted EBITDA from continuing operations
Income from continuing operations	$45.3	$97.4	$2.8	$8.9	$(0.9)	$(58.6)	$94.9
Provision for income taxes	—	—	—	—	—	29.7	29.7
Interest expense, net of capitalized interest	—	—	—	—	—	4.4	4.4
Depreciation and amortization	8.2	14.8	4.4	2.3	0.5	0.8	31.0
EBITDA from continuing operations	53.5	112.2	7.2	11.2	(0.4)	(23.7)	160.0
Stock-based compensation expense	0.2	0.3	0.1	—	—	1.6	2.2
Gain on sale or impairment of long lived assets, net	—	—	—	—	—	(0.6)	(0.6)
Investment income	—	—	—	—	—	(3.2)	(3.2)
Other operating credits and charges, net	—	—	—	—	—	(0.4)	(0.4)
Other non-operating items	—	—	—	—	—	1.4	1.4
Adjusted EBITDA from continuing operations	$53.7	$112.5	$7.3	$11.2	$(0.4)	$(24.9)	$159.4

Quarter Ended March 31, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Reconciliation of income from continuing operations to Adjusted EBITDA from continuing operations
Income from continuing operations	$40.7	$60.8	$0.8	$5.1	$(0.2)	$(52.2)	$55.0
Provision for income taxes	—	—	—	—	—	15.5	15.5
Interest expense, net of capitalized interest	—	—	—	—	—	5.0	5.0
Depreciation and amortization	8.1	14.7	3.8	2.2	0.9	0.9	30.6
EBITDA from continuing operations	48.8	75.5	4.6	7.3	0.7	(30.8)	106.1
Stock-based compensation expense	0.2	0.2	0.1	—	—	3.6	4.1
Loss on sale or impairment of long lived assets, net	—	—	—	—	—	0.6	0.6
Investment income	—	—	—	—	—	(2.0)	(2.0)
Other operating credits and charges, net	—	—	—	—	—	3.4	3.4
Other non-operating items	—	—	—	—	—	1.9	1.9
Adjusted EBITDA from continuing operations	$49.0	$75.7	$4.7	$7.3	$0.7	$(23.3)	$114.1